Exhibit 1.1

7,000,000 Shares

Target Hospitality Corp.

Common stock, par value $0.0001 per share

UNDERWRITING AGREEMENT

April 21, 2026

April 21, 2026

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

As representatives of the several Underwriters
named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Ladies and Gentlemen:

Arrow Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) existing under the laws of the Grand Duchy of Luxembourg, having its registered office located at 25C, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) (the “RCS”) under number B227163, and MFA Global S.à r.l. (in liquidation), a private limited liability company (société à responsabilité limitée) existing under the laws of the Grand Duchy of Luxembourg, having its registered office located at 25C, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B129540 (collectively, the “Selling Shareholders”), propose to sell, as provided in this agreement (the “Agreement”), severally and not jointly, to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 7,000,000 shares of the common stock, par value $0.0001 per share (the “Firm Shares”), of Target Hospitality Corp., a Delaware corporation (the “Company”). The Selling Shareholders also, severally and not jointly, propose to sell to the Underwriters not more than an additional 1,050,000 shares of common stock of the Company, par value $0.0001 per share (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc., as representatives of the offering (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The outstanding shares of common stock, par value $0.0001 per share of the Company are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-230795), as amended, including a prospectus, relating to the Shares. The registration statement, as at any given time, together with the amendments thereto to such time prior to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), or at such time, as the case may be, is hereinafter referred to as the “Registration Statement”; and the related prospectus, dated May 16, 2019, included in the Registration Statement at the time when it became effective covering the securities included in such Registration Statement, including the Shares, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.                Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Selling Shareholders and each of the Underwriters as follows:

(a)       The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission.

(b)       (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5) or the Option Closing Date (as defined in Section 3), as applicable, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of the date hereof, does not contain and, as amended or supplemented, if applicable, will not contain as of its date and as of the Closing Date or any such Option Closing Date, as applicable, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein.

(c)       The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective date of this Agreement, will comply as of the date of such filing in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d)       The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on (i) the Company and its subsidiaries, taken as a whole or (ii) the performance by the Company and each of its subsidiaries of their obligations under this Agreement.

(e)       Each subsidiary of the Company has been duly incorporated, organized or formed, as applicable, is validly existing as a corporation, partnership, or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate, partnership, or limited liability company power and authority, as applicable, to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on (i) the Company and its subsidiaries, taken as a whole or (ii) the performance by the Company and each of its subsidiaries of their obligations under this Agreement.

(f)       The Company (A) has not alone engaged in any Testing-the-Waters Communication and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(g)      This Agreement has been duly authorized, executed and delivered by the Company.

(h)      The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)       The shares of Common Stock, including the Shares, outstanding as of the date hereof and as of the Closing Date and each Option Closing Date, as applicable, have been duly authorized and are validly issued, fully paid and non-assessable.

(j)       The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv) where such contravention would not (x) reasonably be expected to have a material adverse effect on the Company or any of its subsidiaries, taken as a whole, or (y) reasonably be expected to have a materially adverse effect on the transactions contemplated hereby and by the Time of Sale Prospectus. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Registration Statement and the underwriting terms and arrangements and (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k)       Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Time of Sale Prospectus (including the sale of the Shares) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to this Agreement (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a material adverse effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(l)       Since December 31, 2025, there has not occurred any material adverse change, or any development that would be reasonably likely to result in a material adverse change, in the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company or its subsidiaries, taken as a whole.

(m)      There is no pending or, to the knowledge of the Company, threatened in writing, action, suit, proceeding, government inquiry or investigation to which the Company or any of its subsidiaries is a party, or to which the property or assets of the Company or any of its subsidiaries are subject, (i) before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of its subsidiaries, (x) could reasonably be expected to, individually or in the aggregate, have a material adverse effect, or (y) which would materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company and each of its subsidiaries of their obligations hereunder or thereunder, or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(n)      Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)      The Company is not, and after the offering and sale of the Shares as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)      The financial statements included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(q)      Ernst & Young LLP, the accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board.

(r)       Each of the Company and its subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Time of Sale Prospectus (“Permits”), except where the failure to possess or obtain such Permits would not reasonably be expected to, individually or in the aggregate, have a material adverse effect; and none of the Company or its subsidiaries has received any written notice of any proceeding seeking to require the revocation or modification of any such Permit, except as described in the Time of Sale Prospectus and except where such proceeding if adversely decided would not reasonably be expected to, individually or in the aggregate, have a material adverse effect.

(s)       Each of the Company and its subsidiaries has good and marketable title to all real property and good title to all personal property described in the Time of Sale Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Time of Sale Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except (i) as described in the Time of Sale Prospectus, (ii) to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not reasonably be expected to, individually or in the aggregate, have a material adverse effect or (iii) those that do not materially interfere with the use made and proposed to be made of such property by the Company. The Company and its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Time of Sale Prospectus, except where the failure to own or possess such intellectual property rights would not reasonably be expected to, individually or in the aggregate, have a material adverse effect, and none of the Company or its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would reasonably be expected to have, individually or in the aggregate, a material adverse effect. None of the Company or its subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any mortgaged property or any interest therein, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(t)       Except as described in the Time of Sale Prospectus, each of the Company, and its subsidiaries (i) is in compliance with all applicable foreign, federal, state and local laws and regulations relating to pollution, the protection of human health and safety (as relating to exposure to Hazardous Substances (as defined below)) or the environment or natural resources (collectively, “Environmental Laws”), which compliance includes making all filings and providing all notices required under any applicable Environmental Law and obtaining, maintaining and complying with all Permits required under any applicable Environmental Law, except in each case where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a material adverse effect, (ii) are not a party to any proceeding that is pending or, to the knowledge of the Company, contemplated under any Environmental Law in which a governmental authority is also a party, other than such proceedings that would not reasonably be expected to, individually or in the aggregate, result in liability or monetary sanctions of $300,000 or more, (iii) have not received written notice of any other pending or threatened proceedings regarding compliance with, or liabilities or obligations under, Environmental Laws other than such proceedings that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect, (iv) to the knowledge of the Company, there are no existing facts or circumstances regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Substances, that could reasonably be expected to have a material adverse effect. As used in this paragraph, “Hazardous Substances” means hazardous or toxic substances or wastes, pollutants or contaminants, or any substance, material, chemical or waste in any form regulated pursuant to Environmental Laws.

(u)       There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or its subsidiaries that is pending or, to the knowledge of the Company, threatened that would reasonably be expected to, individually or in the aggregate, have a material adverse effect.

(v)       Each of the Company and its subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties consistent with industry practice, except where the failure to maintain such insurance would not reasonably be expected to, individually or in the aggregate, have a material adverse effect.

(w)       Except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect, none of the Company or any of its subsidiaries has any liability for any prohibited transaction, failure to satisfy minimum funding standards, or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including, without limitation, by reason of being treated as a single employer within the meaning of Section 414 of the Code with any other entity).

(x)       Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(y)       (i) None of the Company or its subsidiaries, or any director or officer thereof, or any controlled affiliate, or to the knowledge of the Company, any employee, agent or representative thereof, has taken or will take any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, or (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”); (ii) the Company and each of its subsidiaries and controlled affiliates have, for the past five (5) years, conducted, and will conduct, their businesses in compliance with applicable Anti-Corruption Laws and has in place and will continue to maintain policies and procedures reasonably designed to promote compliance with such laws and with the representations and warranties contained herein; and (iii) no action, suit or proceeding by or before any Governmental Entity against the Company or any of its subsidiaries with respect to the Anti-Corruption Laws is pending or, to the best knowledge of the Company, threatened and (iv) neither the Company nor its subsidiaries will make, directly or indirectly, any unlawful offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws.

(ii) The operations of the Company and each of its subsidiaries are and have been, for the past five (5) years, conducted, and will be conducted, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity against the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote compliance with the Money Laundering Laws, and with the representations and warranties contained herein

(iii) The Company and each of its subsidiaries have, since April 24, 2019, conducted and will conduct their businesses in compliance with Sanctions (as defined herein), and no investigation, government inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company or any of its subsidiaries with respect to Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote compliance with Sanctions, and with the representations and warranties contained herein.

(z)       (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the target of any sanctions administered or enforced by the United States Government (including the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State) , the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or any other relevant sanctions authority (collectively, “Sanctions”), or

(B) organized or resident in a country or territory that is the target of comprehensive territorial Sanctions (including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, any other region of Ukraine identified by Executive Order 14065, Cuba, Iran and North Korea).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the target of Sanctions;

(B) to fund or facilitate any money laundering or terrorist financing activities; or

(B) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Since April 24, 2019, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the target of Sanctions.

(aa)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect) and have paid all taxes required to be paid thereon, and other than tax deficiencies that the Company or any of its subsidiaries is contesting in good faith and for which the Company or such subsidiary has provided adequate reserves, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) individually or in the aggregate, a material adverse effect.

(bb)    The statistical and market-related data included in the Time of Sale Prospectus are based on or derived from management estimates or sources that the Company believes to be reliable and accurate.

(cc)    The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd)    The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Each of the Company and its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s general or specific authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals. Since the date of the latest audited financial statements of the Company included in the Time of Sale Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal controls over financial reporting that has materially affected the Company’s internal controls over financial reporting.

(ee)    There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff)      The Common Stock is listed on the Nasdaq Capital Market.

(gg)    Neither the Company nor any affiliate of the Company has taken, nor will the Company or any controlled affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(hh)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ii)       Except as disclosed in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jj)      The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk)    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, neither of (A) the Time of Sale Prospectus, or (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ll)      No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

The statements set forth in the Time of Sale Prospectus under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders” fairly summarize the matters therein described in all material respects.

(mm)    Except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries), equipment or technology, in each case, controlled by the Company or its subsidiaries (collectively, “Controlled IT Systems and Data”) or, to the Company’s knowledge, to the extent impacting the Company’s or its subsidiaries’ businesses, the Company’s or its subsidiaries’ other information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by third parties on behalf of the Company or its subsidiaries) (collectively, the “Third-Party IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their Controlled IT Systems and Data or, to the extent impacting the Company’s or its subsidiaries’ businesses, Third-Party IT Systems and Data; (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, operation, redundancy and security of their Controlled IT Systems and Data reasonably consistent with generally accepted industry standards and practices for companies of similar size and in the same or similar industry as the Company; and (D) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, published privacy policies and contractual obligations relating to the privacy and security of Controlled IT Systems and Data, and, to the Company’s knowledge, to the extent impacting the Company’s or its subsidiaries’ businesses, Third-Party IT Systems and Data, and to the protection of such Controlled IT Systems and Data, and, to the Company’s knowledge, to the extent impacting the Company’s or its subsidiaries’ businesses, Third-Party IT Systems and Data, from unauthorized use, access, misappropriation or modification.

(nn)    There are no transfer, stamp, issue, registration, documentary taxes or other similar fees or charges under U.S. federal law or the laws of any state or any jurisdiction where the Company is organized, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, or any political subdivision thereof, required to be paid in connection with the execution and delivery by the Company of this Agreement.

(oo)    The Company is not, and has not been, a “United States real property holding corporation” (as defined in Section 897(c)(2) of Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(pp)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the preliminary prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)    There are no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act.

2.                 Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a)       This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders.

(b)       The execution and delivery by each of the Selling Shareholders of, and the performance by each of the Selling Shareholders of their obligations under this Agreement will not (i) contravene any provision of applicable law, (ii) the articles of association of each of the Selling Shareholders or (iii) any agreement or other instrument binding upon the Selling Shareholders or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholders, except, in the cases of clauses 2(b)(i) and 2(b)(iii), as would not, individually or in the aggregate, affect the validity of the Shares to be sold by the Selling Shareholders or impair the ability of the Selling Shareholders to consummate the transactions contemplated by this Agreement.

(c)       No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Selling Shareholders of their obligations under this Agreement, except such as may be required by the rules and regulations of FINRA, the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, or such consents, approvals, authorizations or orders that, if not obtained, would not individually or in the aggregate, affect the validity of the Shares to be sold by the Selling Shareholders or reasonably be expected to impair the ability of the Selling Shareholders to consummate the transactions contemplated by this Agreement.

(d)       Each of the Selling Shareholders has, and on the Closing Date or the Option Closing Date, as applicable, will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Shareholders free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholders or a security entitlement in respect of such Shares.

(e)       Upon payment for the Shares to be sold by the Selling Shareholders pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters in accordance with this Agreement, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such Shares being sold by the Selling Shareholders will have been registered in the name of Cede or another nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” and thus a “securities intermediary” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)       Concurrently with the execution of this Agreement, the Selling Shareholders will each deliver to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(g)       The Selling Shareholders are not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.

(h)       (i) The Registration Statement, as of the date hereof, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), or the Option Closing Date, as applicable, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholders furnished to the Company in writing by the Selling Shareholders expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by the Selling Shareholders is the name of such Selling Shareholder, the number of offered shares and the address and other information with respect to the Selling Shareholders (excluding percentages) that appear in the footnotes under the caption “Selling Stockholders”) (the “Selling Shareholder Information”).

(i)       (i) None of the Selling Shareholders, or any director or officer thereof, or to the knowledge of the Selling Shareholders, any employee, agent or representative thereof, has taken or will take any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action by that person for the benefit of the Selling Shareholders, or to otherwise secure any improper advantage in violation of the Anti-Corruption Laws; (ii) the Selling Shareholders have, for the past five (5) years, conducted, and will conduct, their businesses in compliance with applicable Anti-Corruption Laws and have in place and will continue to maintain policies and procedures reasonably designed to promote compliance with such laws and with the representations and warranties contained herein; and (iii) no action, suit or proceeding by or before any Governmental Entity against the Selling Shareholders with respect to the Anti-Corruption Laws is pending or, to the best knowledge of the Selling Shareholders, threatened and (iv) the Selling Shareholders will not make, directly or indirectly, any unlawful offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws. The Selling Shareholders do not have any subsidiaries or controlled affiliates.

(ii) The operations of the Selling Shareholders are and have been, for the past five (5) years, conducted, and will be conducted, in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws; and no action, suit or proceeding by or before any Governmental Entity against the Selling Shareholders with respect to the Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholders, threatened. The Selling Shareholders have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote compliance with the Money Laundering Laws, and with the representations and warranties contained herein

(iii) The Selling Shareholders have, since April 24, 2019, conducted and will conduct their businesses in compliance with Sanctions (provided that, in the case of Sanctions in this Section 2, compliance with such Sanctions has been conducted and will be conducted in accordance with Council Regulation (EC) 2271/96), and no investigation, government inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Selling Shareholders with respect to Sanctions is pending or, to the knowledge of the Selling Shareholders, threatened. The Selling Shareholders have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote compliance with Sanctions, and with the representations and warranties contained herein.

(j)        (i) None of the Selling Shareholders or any director, officer, or employee thereof, or, to the Selling Shareholders’ knowledge, any agent or representative of the Selling Shareholders, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the target of any Sanctions, or

(B) organized or resident in a country or territory that is the target of comprehensive territorial Sanctions (including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, any other region of Ukraine identified by Executive Order 14065, Cuba, Iran and North Korea).

(ii) The Selling Shareholders will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the target of Sanctions;

(B) to fund or facilitate any money laundering or terrorist financing activities; or

(B) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Since April 24, 2019, the Selling Shareholders have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the target of Sanctions.

(k)       Each of the Selling Shareholders represents and warrants that they are not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(l)        No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters in any jurisdiction (other than taxes on the net income or gains of the Underwriters imposed by a jurisdiction as a result of a present or former connection between the Underwriters and such jurisdiction other than connections arising from such Underwriter having executed, delivered, become a party to, or enforced its rights or performed its obligations under this Agreement) in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(m)       Each of the Selling Shareholders has the power to submit, and pursuant to Section 17(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 22), and has the power to designate, appoint and empower, and pursuant to Section 22, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

3.                 Agreements to Sell and Purchase. Each of the Selling Shareholders, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholders at $13.265 a share (the “Purchase Price”) the number of Firm Shares that bears the same proportion to the number of Firm Shares to be sold by the Selling Shareholders (as set forth in Schedule III hereto) as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders, severally and not jointly, agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,050,000 Additional Shares at the Purchase Price, provided, however, the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4.                 Terms of Public Offering. The Company and the Selling Shareholders are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Selling Shareholders are further advised by the Representatives that the Shares are to be offered to the public initially at $14.00 a share (the “Public Offering Price”).

5.                 Payment and Delivery. Payment for the Firm Shares to be sold by the Selling Shareholders shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on April 23, 2026, or at such other time on the same or such other date, not later than April 30, 2026, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than May 30, 2026, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date, or an Option Closing Date, as the case may be for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the Company, against payment of the Purchase Price therefor.

6.                 Conditions to the Underwriters’ Obligations. The several obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to following conditions:

(a)       Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission and (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)       The Underwriters shall have received on the Closing Date, a certificate, dated the Closing Date, and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)       The Underwriters shall have received on the Closing Date, an opinion and negative assurance letter of Allen Overy Shearman Sterling US LLP, outside counsel for the Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d)       The Underwriters shall have received on the Closing Date, an opinion from Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) and Elvinger Hoss Prussen, société anonyme (“Elvinger”), counsel for the Selling Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters. With respect to this Section 6(d), Paul Weiss may rely upon the opinion of Elvinger and, with respect to factual matters, upon the representations of the Selling Shareholders contained herein and in other documents and instruments.

(e)       The Underwriters shall have received on the Closing Date, an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to them and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f)       The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants with respect to the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)       The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and each of the Selling Shareholders, or the officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)       At the time of execution of this Agreement, the Underwriters shall have received from the Chief Financial Officer of the Company a certificate, in substantially the form set forth on Exhibit B hereto (the “Initial CFO Certificate”). At the Closing Date, the Underwriters shall have received from the Chief Financial Officer of the Company a certificate (the “Bring-Down CFO Certificate”) (i) stating, as of the date of the Bring-Down CFO Certificate (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Prospectus, as of a date not more than three days prior to the date of the Bring-Down CFO Certificate), the conclusions and findings of the Chief Financial Officer with respect to the financial information and other matters covered by the Initial CFO Certificate and (ii) confirming in all material respects the conclusions and findings set forth in the Initial CFO Certificate.

(i)       The Underwriters shall have received on the Closing Date, a certificate, dated the Closing Date, and signed by an executive officer or substitute (as applicable) of each Selling Shareholder, to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date, and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date

(j)        FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(k)       There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(l)        The Underwriters shall have received (a) from the Chief Financial Officer of the Company a certificate certifying that the Company is not a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in and consistent with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (b) proof of delivery to the Internal Revenue Services (“IRS”) of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(m)       The Underwriters shall have received a properly completed and executed IRS Form W-9 or an applicable IRS Form W-8, as appropriate, of the Selling Shareholders, dated on or prior to the Closing Date, together with all required attachments to such form, establishing a complete exemption from United States backup withholding tax.

(n)       The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)          a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)         a certificate, dated the Option Closing Date and signed by an executive officer or substitute (as applicable) of each Selling Shareholder, confirming that the certificate delivered on the Closing Date pursuant to Section 5(h) hereof remains true and correct as of such Option Closing Date;

(iii)        an opinion and negative assurance letter of Allen Overy Shearman Sterling US LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iv)       an opinion from Paul Weiss and Elvinger, counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(d) hereof ;

(v)        an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(vi)       a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants with respect to the Company, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that each letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii)       a Bring-Down CFO Certificate, dated the Option Closing Date, (i) stating, as of the date of the Bring-Down CFO Certificate (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Prospectus, as of a date not more than three days prior to the date of the Bring-Down CFO Certificate), the conclusions and findings of the Chief Financial Officer with respect to the financial information and other matters covered by the Initial CFO Certificate and (ii) confirming in all material respects the conclusions and findings set forth in the Initial CFO Certificate; and

(viii)     such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.                Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)       To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference therein) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)       Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)       To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus which does not comply with the Securities Act or to which the Representatives reasonably object.

(d)       Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)       If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)        If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)       During the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(h)       To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(i)       To make generally available (which may be satisfied by filing with the Commission in its Electronic Data Gathering Analysis and Retrieval system) to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)        Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any stock, stamp, transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (such fees not to exceed $15,000), (v) all costs and expenses incident to listing the Shares on the Nasdaq Capital Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k)       The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The foregoing sentence shall not apply to (a) the issuance by the Company of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance compensation awards or stock bonus awards pursuant to an incentive plan in effect on the date hereof and disclosed in the Time of Sale Prospectus, and the issuance of shares of Common Stock upon the exercise of, or in exchange for, any of the foregoing, (b) the issuance by the Company of shares of Common Stock upon the exercise of, or in exchange for, any outstanding warrants of the Company (c) the filing and request for effectiveness of any registration statement with the Commission relating to the resale of shares of Common Stock requested to be so registered by the selling stockholders named therein, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

8.                 Covenants of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, covenants with each Underwriter as follows:

(a)       All sums payable by the Selling Shareholders under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Selling Shareholders shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made, provided that no additional amount shall be paid by the Selling Shareholders for taxes imposed as a result of a present or former connection with the Underwriters and the jurisdiction imposing such tax (other than connections arising from such recipient having executed, delivered, become a party to, enforced its rights under, performed its obligations under, this Agreement).

(b)       All sums payable to an Underwriter shall be considered exclusive of any value added, stamp, documentary, issuance, registration, transfer or similar taxes. Where the Selling Shareholders are obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Selling Shareholders shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax. In addition the Selling Shareholders shall not pay any Luxembourg stamp duty, registration or other similar tax, to the extent such tax becomes payable upon a registration with the Administration de l’Enregistrement des Domaines et de la TVA or any other action made by an Underwriter if such registration or action is not necessary to enforce the rights of said Underwriter under this Agreement (but in the event the Underwriters determine in good faith that such registration or action becomes necessary to enforce the rights of the Underwriters under this Agreement, then the Selling Shareholders shall promptly pay the aforementioned tax).

9.                Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.               Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any materials or information provided to investors by, or with the approval of, the Company, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, except in the case of the Registration Statement, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)       Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Selling Shareholder Information.

(c)       Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to such Underwriter, but only with reference to information in the twelfth and fourteenth paragraphs and the first, second, fifth, sixth, eighth and ninth sentences of the thirteenth paragraph under the heading “Underwriting” in the Time of Sale Prospectus, regarding stabilization and penalty bids relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(d)       In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii)  the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholders and all persons, if any, who control the Selling Shareholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 15 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)       To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company or the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The several liability of each of the Selling Shareholders under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder (net of total underwriting discounts and commissions, but before deducting expenses) under this Agreement.

(f)       The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)       The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, each of the Selling Shareholders or any person controlling the Selling Shareholders, or the Company, its officers or directors or any person controlling the Company and (iii)  acceptance of and payment for any of the Shares.

11.               Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange American, the NYSE American, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq Capital Market, (ii) trading of the Common Stock of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii)  a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.               Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives, the Company or the Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.               Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)       The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14.               Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

15.               Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the Borough of Manhattan in the City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or the several obligations of the Selling Shareholders with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Company and the Selling Shareholders, severally and not jointly, agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the Selling Shareholders, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16.       Taxes. If any sum payable by the Company or the Selling Shareholders, severally and not jointly, under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax, provided that no additional amount shall be paid by the Company or the Selling Shareholders for taxes imposed as a result of a present or former connection with the Underwriters and the jurisdiction imposing such tax (other than connections arising from such recipient having executed, delivered, become a party to, enforced its rights under, performed its obligations under, this Agreement).

17.       No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

18.               Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.           Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

20.               Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.               GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

22.              Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States appoints Corporation Service Company as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

23.               TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

24.                Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

25.               Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the underwriters at (i) Morgan Stanley Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and (ii) Deutsche Bank Securities, Inc., 1 Columbus Circle, New York, New York 10019, Attention: General Counsel, email: dbcapmarkets.gcnotices@list.db.com, in each case, with a copy to Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, Attention: Keith Halverstam; Benjamin Cohen; if to the Company shall be delivered, mailed or sent to Target Hospitality Corp. at 9320 Lakeside Boulevard, Suite 300, The Woodlands, Texas 77381, Attention: Heidi D. Lewis; with a copy to Allen Overy Shearman Sterling US LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Jeffrey Pellegrino; and if to the Selling Shareholders shall be delivered, mailed or sent to TDR Capital LLP, 20 Bentinck Street, London, United Kingdom, W1U 2EU, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 20 Air Street, London W1B 5AN, United Kingdom, Attention: Christopher J. Cummings and Will Aitkin-Davies.

Very truly yours,

Target Hospitality Corp.

By:	/s/ Jason Vlacich
Name: Jason Vlacich
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Arrow Holdings S.à r.l.

By:	/s/ Evelina Jakstas
Name: Evelina Jakstas
Title: Manager

[Signature Page to Underwriting Agreement]

MFA Global S.à r.l. (in liquidation)

By:	/s/ Evelina Jakstas
Name: Evelina Jakstas
Title: Liquidator

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

As representatives of the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Ethan Konstantin
Name: Ethan Konstantin
Title: Executive Director

By:	Deutsche Bank Securities Inc.

By:	/s/ Stephane Gruffat
Name: Stephane Gruffat
Title: Managing Director Equity Capital Markets

By:	/s/ Saru Pasupathy
Name: Saru Pasupathy
Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased
Morgan Stanley & Co. LLC	3,225,000	483,750
Deutsche Bank Securities Inc.	2,508,332	376,250
Oppenheimer & Co. Inc.	316,667	47,500
Northland Securities, Inc.	316,667	47,500
Stifel, Nicolaus & Company, Incorporated	316,667	47,500
TCBI Securities, Inc., doing business as Texas Capital Securities	316,667	47,500
Total:	7,000,000	1,050,000

Schedule II

Time of Sale Prospectus

1.	Preliminary Prospectus Supplement issued April 21, 2026

2.	The number of Firm Shares is 7,000,000.

3.	The number of Additional Shares is 1,050,000.

4.	The price per share to the public is $14.00.

SCHEDULE III

Underwriter	Number of Firm Shares To Be Offered	Number of Additional Shares To Be Offered
Arrow Holdings S.à r.l.	5,321,164	798,175
MFA Global S.à r.l.	1,678,836	251,825
Total	7,000,000	1,050,000

EXHIBIT A

FORM OF LOCK-UP LETTER

[ • ] , 2026

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Arrow Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) existing under the laws of the Grand Duchy of Luxembourg, having its registered office located at 25C, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) (the “RCS”) under number B227163, and MFA Global S.à r.l. (in liquidation), a private limited liability company (société à responsabilité limitée) existing under the laws of the Grand Duchy of Luxembourg, having its registered office located at 25C, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B129540 (collectively, the “Selling Shareholders”), each an affiliate of investment funds managed by TDR Capital LLP, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc., as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”) and Target Hospitality Corp., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters of shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending at the close of the Trading Day on the 90th day after the date of the final prospectus supplement (the “90th Day”) or, if the 90th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 90th Day (the “Restricted Period”), relating to the Public Offering (including the documents incorporated therein, the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)            transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b)            transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or charitable contribution or (ii) to any corporation, partnership, limited liability company, investment fund or other entity controlled or managed, or under common control or management by the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (b), (i) each distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock shall be required or voluntarily made during the Restricted Period;

(c)            distributions or transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to general or limited partners, members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter;

(d)            the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”) for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(e)            any pledge of, or other granting of a security interest in, Common Stock or any security convertible into Common Stock to one or more banks, financial or other lending institutions (“Lenders”) as collateral or security for or in connection with any margin loans, other loans, advances, extensions of credit or other indebtedness or obligations entered into by the undersigned or any of its direct or indirect subsidiaries and any transfers of such Common Stock or such other securities to the applicable Lender(s) or other third parties upon or following foreclosure upon or enforcement of such Common Stock or such securities in accordance with the terms of the documentation governing any margin loan or other loan, advance, extension of credit, indebtedness or other obligation (including, without limitation, pursuant to any agreement or arrangement existing as of the date hereof); provided that with respect to any pledge or other granting of a security interest set forth above after the execution of this agreement, the applicable Lender(s) shall be informed of the existence and contents of this agreement before entering into any margin loan or other loans, advances or extensions of credit parties shall sign and deliver a lock-up letter substantially in the form of this letter;

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(f)             any transfer of the undersigned’s Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a “change of control” (as defined below) of the Company occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the terms of this agreement. For purposes of this clause (i), “change of control” means the consummation of any bona fide transfer, third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), of 50 percent of total voting power of the voting stock of the Company; and

(g)            any sale or deemed sale of shares of Common Stock to satisfy tax obligations in connection with the vesting of awards issued under any incentive plan of the Company in effect as of the date hereof; provided that, to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such sale or deemed sale, such announcement or filing shall include a statement explaining the circumstances of such sale or deemed sale.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, if the Representatives release or waive the restrictions set forth in this Letter Agreement with respect to any holder of Common Stock (other than the Company) relating to an aggregate number of shares exceeding 1% of the outstanding shares of Common Stock, the undersigned shall be entitled to a release from its obligations under this letter agreement on a pro rata basis with respect to the same percentage of the undersigned’s shares of Common Stock.

This Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date the Selling Shareholders advise the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date of the termination of the Underwriting Agreement (without regard to any provisions thereof that survive termination) if prior to the sale of any Shares pursuant to the Underwriting Agreement, or (c) June 30, 2026, only if the Underwriting Agreement has not been executed by such date.

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The undersigned understands that the Company and the Representatives are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Representatives have not provided any recommendation or provided any investment or other advice nor have the Representatives solicited any action from the undersigned with respect to this lock-up letter or the Public Offering of the Shares and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this lock-up letter or the Public Offering of the Shares to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.

For purposes of this Letter Agreement, a “Trading Day” is a day on which the Nasdaq Capital Market is open for the buying and selling of securities.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

[Signature Page Follows]

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Very truly yours,

By: (Name)

(Address)

By: (Name)

(Address)

EXHIBIT B

FORM OF CFO CERTIFICATE

Target Hospitality Corp.

Chief Financial Officer’s Certificate

[ • ] , 2026

Reference is hereby made to (i) the Underwriting Agreement dated [ • ] , 2026 (the “Underwriting Agreement”) by and among Target Hospitality Corp. (the “Company”) and Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc. as representatives the underwriters named on Schedule I thereto (the “Underwriters”), and (ii) the Preliminary Prospectus Supplement dated [ • ] , 2026 as supplemented as of the date hereof (the “Preliminary Prospectus Supplement”) in connection with an offering (the “Offering”) of the Company’s Common Stock. Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

In connection with the Offering and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, the undersigned, in his capacity as the Chief Financial Officer of the Company and not in his individual capacity, hereby certifies that:

1.	I am duly elected, qualified and acting in the capacity set forth above. I am familiar with the facts certified herein and I am providing this certificate based on my examination of the internal accounting records of the Company and its subsidiaries.

2.	I have reviewed the Registration Statement, the Preliminary Prospectus Supplement, the Time of Sale Prospectus and the documents filed by the Company under the Securities Exchange Act of 1934, as amended, that have been incorporated by reference in the Preliminary Prospectus in connection with the Offering.

3.	I am familiar with respect to the accounting records and accounting practices, policies, procedures and internal controls of the Company and its subsidiaries and, together with the financing staff that reports to me, have responsibility for financial and accounting matters with respect to the Company and its subsidiaries. I have reviewed the financial statements, books, records or schedules and analyses derived therefrom of the Company that I have deemed necessary to make the certifications set forth herein.

4.	I have supervised the compilation of and reviewed the circled information contained in the attached Exhibit A hereto (the “Covered Information”), which is included or incorporated by reference in the Preliminary Prospectus Supplement.

5.	Based on the foregoing, the Covered Information is true, correct and accurate in all material respects, based on appropriate data and reasonable assumptions, and the Company has used customary methods and analytical procedures to produce such Covered Information.

This Certificate is being furnished to the Underwriters to assist them in conducting their investigation of the Company in connection with the Offering. Each of Latham & Watkins LLP, counsel for the Underwriters, Allen Overy Shearman Sterling US LLP, counsel to the Company and Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Selling Shareholders, is entitled to rely on this Certificate in connection with the opinions and letters that each firm is delivering pursuant to Section 6 of the Underwriting Agreement.